                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                                  FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


                                October 1, 1999
--------------------------------------------------------------------------------
               Date of Report (Date of earliest event reported)


                           ONYX SOFTWARE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its
                                   charter)


       Washington                   0-68559                91-1629814
------------------------     ----------------------    ------------------
(State of incorporation)    (Commission file number)   (I.R.S. Employer
                                                       Identification No.)

                        3180 139TH AVENUE NE, SUITE 500
                        BELLEVUE, WASHINGTON 98005-4091
--------------------------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (425) 451-8060
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

    This Amendment No. 1 to the Current Report on Form 8-K dated October 1, 1999 of Onyx Software Corporation relates to Onyx's acquisition of Market Solutions Limited, a corporation formed under the laws of England, pursuant to a Sale and Purchase Agreement dated as of October 1, 1999, by and among Onyx and the shareholders of Market Solutions. The purpose of this amendment is to provide the financial statements of Market Solutions required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K, which information was excluded from the original filing in reliance upon Item 7(a)(4) of Form 8-K.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Market Solutions Limited Audited Financial Statements

     (i)    Report of Feltons Chartered Accountants, Independent Auditors

     (ii)   Statements of Operations for the years ended 31/st/ July 1999 and
            1998

     (iii)  Balance Sheets as of 31/st/ July 1999 and 1998

     (iv)   Statements of Cash Flows for the years ended 31/st/ July 1999 and
            1998

     (v)    Directors' Report for the years ended 31/st/ July 1999 and 1998

     (vi) Notes to Financial Statements for the years ended 31/st/ July 1999 and 1998

      Market Solutions Limited Condensed Financial Statements (unaudited)

     (i)    Balance Sheets as of September 30, 1999 and December 31, 1998

     (ii) Statements of Operations for the nine months ended September 30, 1999 and 1998

     (iii) Statements of Cash Flows for the nine months ended September 30, 1999 and 1998

     (iv) Notes to Financial Statements for the nine months ended September 30, 1999 and 1998


(b)  PRO FORMA FINANCIAL INFORMATION

    Pro Forma Combined Condensed Consolidated Financial Statements (unaudited)

     (i) Pro Forma Combined Condensed Consolidated Balance Sheet as of September 30, 1999

     (ii) Pro Forma Combined Condensed Consolidated Statement of Operations for the year ended December 31, 1998

     (iii) Pro Forma Combined Condensed Consolidated Statement of Operations for the nine month period ended September 30, 1999

     (iv)   Notes to Pro Forma Combined Condensed Consolidated Financial
            Statements

(c) EXHIBITS

2.1 Sale and Purchase Agreement dated as of October 1, 1999, by and among Onyx Software Corporation and the shareholders of Market Solutions Limited (incorporated by reference to exhibit 2.1 to the registrant's Current Report on Form 8-K (file no. 0-68559) filed on October 15, 1999).

10.1 Amended and Restated Investors' Rights Agreement, dated as of December 14, 1998, by and among the registrant, Foundation Capital, L.P., Foundation Capital Entrepeneurs Fund, L.L.C., TCV II, V.O.F., Technology Crossover Ventures II, L.P., TCV II (Q), L.P., TCV II Strategic Partners, L.P., Technology Crossover Ventures II, C.V., Hillman/Dover Limited Partnership, Brent Frei, Brian Janssen, Todd Stevenson, Mary Forler, Ronald Frei, Glenda Frei, Barbara Stevenson, Leon Stevenson, Michael Racine, Mary Winifred Racine, Bettie Ruzicka, Larry L. Ruzicka, Colleen Chmelik, James Chmelik,
     J. Michael Ellis and Barbara S. Ellis (incorporated by reference to exhibit 10.1 to the registrant's Registration Statement on Form S-1 (file no. 333-68559), filed on January 21, 1999).

23.1 Consent of Feltons Chartered Accountants, Independent Auditors

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
  Market Solutions Limited:

We have audited the accounts of Market Solutions Limited as of and for the years ended 31/st/ July 1999 and 1998 in accordance with the financial reporting standard for small entities and the accounting policies set out in the notes hereto. The Company's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and report our opinion to you.

We conducted our audits in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of the information in the accounts.

In our opinion, the accounts give a true and fair view of the state of the Company's affairs as at 31/st/ July 1999 and 1998 and of its losses and profits respectively for the years then ended and have been properly prepared in accordance with the Companies Act 1985.


Feltons
Chartered Accountants and Registered Auditors


Windsor, Berkshire
29/th/ October 1999

MARKET SOLUTIONS LIMITED

PROFIT AND LOSS ACCOUNT
YEAR ENDED 31/st/ JULY 1999 AND 1998
(in thousands)
--------------------------------------------------------------------------------

                                                          1999           1998
Turnover (Note 2)                                 (Pounds)  2,882   (Pounds)  3,014
Cost of sales                                                  84               118
                                                  ---------------   ---------------
Gross profit                                                2,798             2,896
                                                  ---------------   ---------------

Administrative expenses                                     3,265             2,680
                                                  ---------------   ---------------
                                                             (467)              216
Other operating income                                                           12
                                                  ---------------   ---------------
Operating (loss)/profit (Note 3)                             (467)              228

Interest receivable                                            15                15
Interest payable and similar charges (Note 5)                  (6)               (5)
                                                  ---------------   ---------------
(Loss)/profit on ordinary activities before
  taxation                                                   (458)              238

Tax on (loss)/profit on ordinary
  activities (Note 6)                                         (44)               40
                                                  ---------------   ---------------
(Loss)/profit for the financial year                         (414)              198
Dividends (Note 16)                                             -               115
                                                  ---------------   ---------------
(Loss)/profit for the financial year (Note 17)               (414)               83
Retained profit brought forward                               295               212
                                                  ---------------   ---------------
Retained (loss)/profit carried forward                       (119)              295
                                                  ===============   ===============



All amounts relate to continuing activities.

There were no recognized gains or losses for 1999 or 1998 other than those included in the profit and loss account.

See notes to financial statements.

MARKET SOLUTIONS LIMITED

BALANCE SHEETS
JULY 31, 1999 AND 1998
(in thousands)
--------------------------------------------------------------------------------

                                                                    1999                  1998
FIXED ASSETS:
  Tangible assets, net (Note 7)                             (Pounds)   187       (Pounds)    210

CURRENT ASSETS:
  Debtors (Note 8)                                          (Pounds)   471       (Pounds)  1,285
  Cash at bank and in hand                                             207                   406
                                                            --------------       ---------------
                                                                       678                 1,691
CREDITORS:
  Amounts falling due within one year (Note 9)                         956                 1,563
                                                            --------------       ---------------
NET CURRENT (LIABILITIES)/ASSETS:                                     (278)                  128
                                                            --------------       ---------------
TOTAL ASSETS LESS CURRENT LIABILITIES:                                 (91)                  338

CREDITORS:
  Amounts falling due after more than one year (Note 10)                17                    32
                                                            --------------       ---------------
TOTAL                                                                 (108)                  306
                                                            ==============       ===============

CAPITAL AND RESERVES:
  Share capital - equity (Note 12)                                      11                    11
  Profit and loss account (Note 17)                                   (119)                  295
                                                            --------------       ---------------
Shareholders' funds (Note 13)                                         (108)                  306
                                                            ==============       ===============


These accounts were approved by the board on 26/th/ October 1999 and signed on its behalf.

/s/ Tania Holmes             /s/ Phil Meek
Director                     Director

See notes to financial statements.

MARKET SOLUTIONS LIMITED

CASH FLOW STATEMENT
YEAR ENDED 31/st/ July 1999 AND 1998
--------------------------------------------------------------------------------
(in thousands)

                                                                                         1999      1998
                                                                                       (Pounds)  (Pounds)
Reconciliation of Operating Loss to Net Cash flow from Operating Activities

Operating (loss) profit                                                                  (467)      228
Depreciation                                                                               56        52
Loss on sale of fixed assets                                                                -         -
Decrease in debtors                                                                       813      (741)
Decrease in creditors                                                                    (564)      849
                                                                                       ------------------
Net cash flow from operating activities                                                  (162)      388
                                                                                       ------------------

CASH FLOW STATEMENT

Net cash flow from operating activities                                                  (162)      388
Returns on investments and servicing of finance (Note 18)                                   9        10
Taxation                                                                                    5       (27)
Capital expenditure and financial investment (Note 18)                                    (33)     (116)
Equity dividends paid                                                                       -      (115)
                                                                                       ------------------
Cash flow before use of liquid resources and financing                                   (181)      140
Management of liquid resources (Note 18)                                                    -         -
Financing (Note 18)                                                                       (18)       28
                                                                                       ------------------
(Decrease)/increase in cash                                                              (199)      168
                                                                                       ------------------

Reconciliation of Net Cash Flow to Movement in Net Debt

(Decrease)/Increase in cash in the year                                                  (199)      168
Cash flow from decrease in net debt and lease financing (Note 19)                          18       (28)
                                                                                       ------------------
Increase in net debt (Note 19)                                                           (181)      140
Net debt at beginning of year                                                             342       202
                                                                                       ------------------
Net funds at end of year (Note 19)                                                        161       342
                                                                                       ------------------

MARKET SOLUTIONS LIMITED
DIRECTORS' REPORT
YEAR ENDED 31/st/ July 1999 AND 1998
--------------------------------------------------------------------------------

PRINCIPAL ACTIVITIES AND REVIEW OF BUSINESS
The Company's principal activity continued to be that of software retailing and related development, training, and consultancy.

The directors do not recommend a dividend

RESEARCH AND DEVELOPMENT
Research and development costs are written off in the year of expenditure.

DIRECTORS
The directors who served during the year and their beneficial interests in the Company's issued share capital were:

                       `A' Ordinary Shares           `B' Ordinary Shares             `C' Ordinary Shares
                    31/st/ July   1/st/ August    31/st/ July  1/st/ August       31/st/ July  1/st/ August
                        1999         1998             1999        1998                1999        1999
Ms. Tania Holmes        5,000        5,000             50          50                   -           -
Mr. Philip Meek         5,000        5,000             50          50                   -           -

EVENTS SINCE THE END OF THE YEAR
On 1/st/ October 1999, the share capital of the Company was purchased by Onyx Software Corporation, a company incorporated in the United States of America.

POLITICAL AND CHARITABLE CONTRIBUTIONS
The Company gave (Pounds)539 for charitable purposes during the year.

YEAR 2000 COMPLIANCE
As is well known, many computer and digital storage systems express dates using only the last two digits of the year and will thus require modification or replacement to accommodate the Year 2000 and beyond in order to avoid malfunctions and resulting widespread commercial disruption. This is a complex and pervasive issue. The operation of our business depends not only on our own computer systems, but also to some degree on those of our suppliers and customers. This could expose us to further risk in the event that there is a failure by other parties to remedy their own year 2000 issues.

The Company is well advanced in the phase of assessing the risks to our business resulting from the date change to the Year 2000. Once this phase is completed we can assess the likely impact on our activities and develop prioritized action plans to deal with the key risks.

DIRECTORS' RESPONSIBILITIES
Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of the Company's affairs and of the profit or loss for that year. In preparing these accounts the directors are required to:

     Select suitable accounting policies and then apply them consistently;

     Make judgments and estimates that are reasonable and prudent;

     Prepare the accounts on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The directors are responsible for keeping proper accounting records which disclose, with reasonable accuracy at any time, the financial position of the Company and enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

MARKET SOLUTIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31/st/ July 1999 AND 1998
--------------------------------------------------------------------------------

1.   ACCOUNTING POLICIES

Basis of Accounting
The Accounts have been prepared under the historical cost convention.

Turnover
Turnover is the total amount receivable by the Company for goods supplied and services provided, adjusted for deferred income and excluding Value Added Tax.

Depreciation
Depreciation is calculated to write down the cost or valuation less estimated residual value of all tangible fixed assets over their expected useful lives. The rates and periods generally applicable are:

     Improvements to leasehold          20% per annum on cost
     Computer equipment                 25% per annum on reducing balance
     Motor vehicles                     25% per annum on reducing balance
     Office furniture and equipment     15% per annum on reducing balance
     Software                           99.99% per annum on cost

Research and Development
Research and development costs are written off in the year of expenditure.

Long-Term Contracts
The attributable profit on long-term contracts is recognized once their outcome can be assessed with reasonable certainty. The profit recognized reflects the proportion of work completed to date on the project.

Costs associated with long-term contracts are included in the work in progress to the extent that they cannot be matched with contract work accounted for as turnover. Long-term contract balances included in work in progress are stated at cost, after provision has been made for any foreseeable losses and the deduction of applicable payments on account.

Full provision is made for losses on all contracts in the year in which the loss is first foreseen.

Deferred Taxation
Deferred tax is provided for under the liability method using the tax rates estimated to arise when the timing differences reverse and is accounted for to the extent that it is probable that a material liability or asset will crystallize. Unprovided deferred tax is disclosed as a contingent liability.

Debit balances arising in respect of advanced corporation tax on dividends payable or proposed are carried forward to the extent that they are expected to be recoverable.

Foreign Currencies
Transactions in foreign currencies are translated at the exchange rate ruling at the date of the transaction. Monetary assets and liabilities in foreign currencies are translated at the rates of exchange ruling at the balance sheet date. All other exchange differences are dealt with through the profit and loss account.

Contribution to Pension Funds
The pension costs charged against profits represent the amount of the contributions payable to the scheme in respect of the accounting period.

Leased Assets
Assets held under finance leases and hire purchase contracts are capitalized in the Balance Sheet and depreciated over their expected useful lives. The interest element of leasing payments represents a constant proportion of the capital balance outstanding and is charged to the Profit and Loss Account over the period of the lease.

MARKET SOLUTIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31/st/ July 1999 AND 1998
--------------------------------------------------------------------------------

All other leases are regarded as operating leases and the payments made under them are charged to the Profit and Loss Account on a straight-line basis over the lease term.

2.   TURNOVER

Turnover is attributable to the principal activity of the Company.

The geographical analysis of turnover is as follows (in thousands):

                                                                               1999      1998
                                                                             (Pounds)  (Pounds)
Europe                                                                            10        38
UK                                                                             2,878     2,972
Rest of the World                                                                 (6)        4
                                                                             -----------------
                                                                               2,882     3,014
                                                                             =================

3.   OPERATING (LOSS)/PROFIT

The operating (loss)/profit is arrived at after charging or crediting (in thousands):

                                                                                1999      1998
                                                                              (Pounds)  (Pounds)
Depreciation of owned assets                                                      30        28
Depreciation of assets held under finance leases and hire purchase
contracts                                                                         26        20
(Profit)/loss on disposal of fixed assets                                          -         -
Hire of equipment - operating leases                                              84        76
Auditors' remuneration                                                             6         5
Research and development - current years expenditure                             433
                                                                              =================

4.   DIRECTORS AND EMPLOYEES

Staff costs, including directors' remuneration, were as follows (in thousands):

                                                                               1999      1998
                                                                             (Pounds)  (Pounds)
Wages and salaries                                                             1,680     1,075
Social security costs                                                             22        11
Other pension costs                                                               42        31
Other costs                                                                        -        94
                                                                             -----------------
                                                                               1,744     1,211
                                                                             =================

The average monthly number of employees, including directors, during the year was as follows:

                                                                              1999     1998
                                                                                #        #
Administration                                                                     9         6
Management                                                                         2         3
Sales and marketing                                                                8         8
Services/Operations                                                               29        25
Product development                                                                3         3
                                                                              ----------------
                                                                                  51        45
                                                                              ================

Directors' emoluments were as follows (in thousands):

                                                                               1999      1998
                                                                             (Pounds)  (Pounds)
Emoluments                                                                       241       151
Directors' pension contributions under defined contribution schemes               24        22
                                                                             -----------------
                                                                                 265       173
                                                                             =================

MARKET SOLUTIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31/st/ July 1999 AND 1998
--------------------------------------------------------------------------------

4.   DIRECTORS AND EMPLOYEES (continued)

Retirement benefits were accruing to directors under schemes as follows:

                                                                              1999     1998
                                                                                #        #
Money purchase schemes                                                            2        2
                                                                             ================

The highest paid director received emoluments and benefits as follows (in thousands):

                                                                               1999      1998
                                                                             (Pounds)  (Pounds)
Emoluments                                                                       125       76
Contributions to a money purchase pension scheme                                  12       11
                                                                             ------------------
                                                                                 137       87
                                                                             ==================

5.   INTEREST PAYABLE AND SIMILAR CHARGES

Interest payable includes (in thousands):

                                                                               1999      1998
                                                                             (Pounds)  (Pounds)
Interest on finance lease and hire purchase contracts                             6         4
                                                                             ==================

6.   TAXATION (in thousands)

                                                                                1999      1998
                                                                              (Pounds)  (Pounds)
Based on the profit for the year
UK corporation tax at 21%                                                       (44)        45
                                                                              ------------------
                                                                                (44)        45
Prior periods
UK corporation tax                                                                -         (5)
                                                                              ------------------
                                                                                (44)        40
                                                                              ==================

7.    TANGIBLE FIXED ASSETS (in thousands)

                  Improvements     Computer        Motor         Office      Software       Total
                  to leasehold     equipment      vehicles      furniture
                                                                   and
                                                                equipment
                  ----------------------------------------------------------------------------------
                    (Pounds)       (Pounds)       (Pounds)      (Pounds)                 (Pounds)
Cost
At 1/st/ August
1998                        31           217           123             61          --           432
Additions                    3            20                            2           8            33
                  ----------------------------------------------------------------------------------
At 31/st/ July
1999                        34           237           123             63           8           465
                  ----------------------------------------------------------------------------------

Depreciation
At 1/st/ August
1998                        13           104            83             22          --           222
Charge for the
year                         4            31            10              6           5            56
                  ----------------------------------------------------------------------------------
At 31/st/ July
1999                        17           135            93             28           5           278
                  ==================================================================================

Net Book Value
At 31/st/ July
1999                        17           102            30             35           3           187
                  ==================================================================================
At 31/st/ July
1998                        18           114            40             38          --           210
                  ==================================================================================

MARKET SOLUTIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31/st/ July 1999 AND 1998
--------------------------------------------------------------------------------
7.    TANGIBLE FIXED ASSETS (continued)

Included in the amounts for computer equipment and motor vehicles above are amounts relating to assets which are subject to lease and hire purchase contracts.

The cost and net book value of these was (in thousands):

                                                                                Cost      Net
                                                                                          Book
                                                                                         Value
At 31 July 1999:                                                              (Pounds)  (Pounds)
Computer equipment                                                                110        68
Motor vehicles                                                                     31        11
Software                                                                            5         1
                                                                              =================
At 31 July 1998:
Computer equipment                                                                100        77
Motor vehicles                                                                     31        15
                                                                              =================

8.    DEBTORS (in thousands)

                                                                                1999      1998
                                                                              (Pounds)  (Pounds)
Trade debtors                                                                     380     1,222
Other debtors                                                                      50        25
Prepayments and accrued income                                                     41        38
                                                                              -----------------
                                                                                  471     1,285
                                                                              =================

9.    CREDITORS: Amounts falling due within one year (in thousands)

                                                                                1999      1998
                                                                              (Pounds)  (Pounds)
Obligations under hire purchase and finance lease contracts                        28        31
Trade creditors                                                                   182        94
Corporation tax                                                                     -        40
Other taxes and social security                                                   134       298
Other creditors                                                                     -         1
Directors' loan accounts                                                            -        63
Accruals and deferred income                                                      612     1,036
                                                                              -----------------
                                                                                  956     1,563
                                                                              =================

10.    CREDITORS: Amounts falling due after one year (in thousands)

                                                                                1999      1998
                                                                              (Pounds)  (Pounds)
Obligations under hire purchase and finance lease contracts                        17        32
                                                                              =================

11.    OBLIGATIONS UNDER HIRE PURCHASE AND FINANCE LEASES (in thousands)

Obligations under finance leases and hire purchase contracts are analyzed:

                                                                                1999      1998
                                                                              (Pounds)  (Pounds)
Current obligations                                                                28        31
Obligations due between one and five years                                         17        32
                                                                              -----------------
                                                                                   45        63
                                                                              =================

MARKET SOLUTIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31/st/ July 1999 AND 1998
--------------------------------------------------------------------------------

12.    SHARE CAPITAL

                                                                           1999        1998
                                                                         (Pounds)    (Pounds)
Authorized:
'A' Ordinary shares of (Pounds)1.00 each                                  100,000     100,000
'B' Ordinary shares of (Pounds)1.00 each                                  100,000     100,000
'C' Ordinary shares of (Pounds)1.00 each                                  100,000     100,000
                                                                         --------------------
                                                                          300,000     300,000
                                                                         ====================

Allotted:
Allotted, called up and fully paid 'A' Ordinary shares of
(Pounds)1.00 each                                                           10,000   10,000

Allotted, called up and fully paid 'B' Ordinary shares of
(Pounds)1.00 each                                                              700      300

Allotted, called up and fully paid 'C' Ordinary shares of
(Pounds)1.00 each                                                              100      100
                                                                            ---------------
                                                                            10,800   10,400
                                                                            ===============

During the year, 100 'B' Ordinary shares were designated as 'C' Ordinary shares on a (Pounds)1 for (Pounds)1 basis.

Rights of the 'A' Ordinary, 'B' Ordinary and 'C' Ordinary shares:

Dividend Rights - Profits available for distribution to each class of share are distributed among the holders of the shares in proportion to the amounts paid up.

Voting Rights - Only 'A' shares carry a vote at a general meeting. The 'A' shares are entitled to receive notice of and be present at any general meeting of the Company, and are entitled to one vote per share at any such meeting. 'B' shares and 'C' shares have no voting rights at any general meeting of the Company.

Rights on a Winding-Up of the Company - On a return of assets on liquidation or otherwise the assets of the Company available for distribution among the members shall be applied firstly in paying to the holders of the 'B' shares the amount paid up on such shares, and secondly to the holders of the 'C' shares the amount paid up on such shares. The balance of the assets shall belong to and be distributed to the holders of 'A' shares in proportion to the amount paid up on such shares.

The Surrender of 'B' and 'C' Shares - On leaving employment all 'B' and 'C' shares shall be surrendered to the Company, and the director or employee shall receive (Pounds)1 for each share so surrendered.

13.    RECONCILIATION OF SHAREHOLDERS' FUNDS (in thousands)

                                                                                1999      1998
                                                                              (Pounds)  (Pounds)
(Loss)/profit for the financial year                                             (414)      198
Dividends                                                                                  (115)
                                                                              -----------------
Decrease)/increase in shareholders' funds                                        (414)       83
Opening shareholders' funds                                                       306       223
                                                                              -----------------
Closing shareholders' funds                                                      (108)      306
                                                                              =================

MARKET SOLUTIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31/st/ July 1999 AND 1998
-------------------------------------------------------------------------------

14.    OPERATING LEASE COMMITMENTS

At 31/st/ July, the Company had annual commitments under non-cancelable operating leases as set out below (in thousands):

                                                               Land and                   Other
                                                               buildings
                                                          1999          1998          1999      1998
                                                       (Pounds)      (Pounds)      (Pounds)  (Pounds)
      Operating leases which expire:
      Within one year                                        -             -             5         7
      Between two and five years                             -             -            66        49
      After five years                                     136           136
                                                       ----------------------------------------------
                                                           136           136            71        56
                                                       ==============================================

15.    PENSION SCHEME

The Company operates a defined contribution pension scheme for the benefit of employees and directors. The assets of the scheme are administered by trustees in a fund independent from those of the Company. The total contributions paid in the year ended 31/st/ July 1999 amounted to (Pounds)42,065 and in 1998 amounted to (Pounds)30,734.

16.    DIVIDENDS(in thousands)

                                                             1999      1998
                                                          (Pounds)  (Pounds)

'A' ordinary shares                                             -       107
'C' ordinary shares                                             -         8
                                                          -----------------
                                                                -       115
                                                          =================


17.    RESERVES(in thousands)


                                                              (Pounds)

     At 1/st/ August 1997                                         212
     Profit for the year                                           83
                                                              -------
     At 31/st/ July 1998                                          295
     Loss for the year                                           (414)
                                                              -------
     At 31/st/ July 1999                                         (119)
                                                              =======

18.    GROSS CASH FLOWS (in thousands)

                                                                        1999      1998
                                                                      (Pounds)  (Pounds)
                                                                      ------------------
Returns on investments and servicing of finance
Interest received                                                          15        15
Interest paid                                                               -         -
Interest element of finance lease rentals payment                          (6)       (5)
                                                                      -----------------
Net cash flow for returns on investments and servicing of finance           9        10
                                                                      =================

Capital expenditure and financial investment
Payments to acquire tangible fixed assets                                 (33)     (118)
Proceeds from the sale of fixed assets                                      -         2
                                                                      -----------------
                                                                          (33)     (116)
                                                                      =================

Management of liquid resources
Cash deposited                                                              -         -
                                                                      -----------------
Net cash flow for management of liquid resources                            -         -
                                                                      =================
Financing
Capital element of finance lease rental payments                          (18)       28
                                                                      -----------------
Net cash flow for financing                                               (18)       28
                                                                      =================

MARKET SOLUTIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31/st/ July 1999 AND 1998
-----------------------------------------------------------------------------

19.    ANALYSIS OF CHANGES IN NET DEBT (in thousands)


                                             1998       Cash      1999
                                                        flow
                                             (Pounds)  (Pounds)  (Pounds)

Cash at bank and in hand                       406      (199)      207
Finance leases                                 (64)       18       (46)
                                             -------------------------
                                               342      (181)      161
                                             =========================

MARKET SOLUTIONS LIMITED

BALANCE SHEETS
(in thousands)
--------------------------------------------------------------------------------


                                                                         September 30,     December 31,
ASSETS                                                                       1999             1998
                                                                          (unaudited)       (unaudited)
CURRENT ASSETS:
  Cash and equivalents                                                   $         120     $       666
  Accounts receivable                                                              610           1,211
  Prepaid expenses and other current assets                                          5              66
                                                                         -------------     -----------
           Total current assets                                                    735           1,943

PROPERTY AND EQUIPMENT, Net                                                        292             323
                                                                         -------------     -----------

TOTAL                                                                    $       1,027     $     2,266
                                                                         =============     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                       $         438     $       329
  Accrued compensation and related benefits                                        110             168
  Other accrued liabilities                                                        208             151
  Taxes payable                                                                     --              27
  Deferred revenue                                                                 878             780
  Line of credit                                                                   250               8
  Current portion lease obligations                                                 47              28
                                                                         -------------     -----------
           Total current liabilities                                             1,931           1,491
                                                                         -------------     -----------

LONG-TERM LEASE OBLIGATIONS                                                         20              58

SHAREHOLDERS' EQUITY:
  Common stock, $1.60 par value: 300,000 shares authorized;
    shares outstanding: 10,800 at September 30, 1999 and 10,400 at
    December 31, 1998                                                               18              18
  Retained earnings (accumulated deficit)                                         (942)            699
                                                                         -------------     -----------

           Total shareholders' equity                                             (924)            717
                                                                         -------------     -----------

TOTAL                                                                    $       1,027     $     2,266
                                                                         =============     ===========

See notes to unaudited condensed financial statements.

MARKET SOLUTIONS LIMITED

STATEMENTS OF OPERATIONS
(in thousands)
--------------------------------------------------------------------------------

                                Nine Months Ended    Nine Months Ended
                                   September 30,       September 30,
                                       1999                 1998
                                    (unaudited)          (unaudited)
REVENUES:
 License                            $      211           $     1,465
 Services                                2,436                 3,367
                                    ----------           -----------
                                         2,647                 4,832
                                    ----------           -----------

COST OF REVENUES:
 License                                   103                   307
 Services                                1,522                 1,932
                                    ----------           -----------
                                         1,625                 2,239
                                    ----------           -----------

GROSS MARGIN                             1,022                 2,593

OPERATING EXPENSES:
 Sales and marketing                       680                   536
 Research and development                1,664                   750
 General and administrative                338                   358
                                    ----------           -----------
Total operating expenses                 2,682                 1,644
                                    ----------           -----------

INCOME (LOSS) FROM OPERATIONS           (1,660)                  949

Interest income, net                        (2)                   17
                                    ----------           -----------
INCOME (LOSS) BEFORE TAXES              (1,662)                  966
Income tax provision (benefit)             (70)                   66
                                    ----------           -----------
NET INCOME (LOSS)                   $   (1,592)          $       900
                                    ==========           ===========

See notes to unaudited condensed financial statements.

MARKET SOLUTIONS LIMITED
STATEMENTS OF CASH FLOWS
(In thousands)

                                                                                 Nine Months Ended September 30,
                                                                                 -------------------------------
                                                                                    1999                1998
                                                                                 -----------         -----------
                                                                                 (Unaudited)         (Unaudited)
Operating activities:
      Net (loss) income available to common shareholders.................        $    (1,592)        $       900
      Adjustments to reconcile net income (loss) to net cash
        provided by (used in) operating activities:
           Depreciation..................................................                 69                  59
           Changes in operating assets and liabilities:
               Accounts receivable.......................................                602                (677)
               Other assets..............................................                 62                 (27)
               Accounts payable and accrued liabilities..................                165                 107
               Salaries and benefits payable.............................                (58)                 63
               Deferred revenue..........................................                 98                 243
               Income taxes..............................................                (27)                  9
                                                                                 -----------         -----------
           Net cash provided by (used in)
           operating activities..........................................               (681)                677

Investing activities:
   Purchases of property and equipment.....................................              (38)                (59)
                                                                                 -----------         -----------
     Net cash provided by (used in)
     investing activities................................................                (38)                (59)

Financing activities:
      Payments on capital lease obligations..............................                (19)                (41)
      Proceeds from line of credit.......................................                242                  82
      Cash dividends paid................................................                (50)               (195)
                                                                                 -----------         -----------
           Net cash provided by (used in) financing activities...........                173                (154)
                                                                                 -----------         -----------
Net increase in cash and cash equivalents................................               (546)                464
Cash and cash equivalents at beginning of year...........................                666                 550
                                                                                 -----------         -----------
Cash and cash equivalents at end of year.................................        $       120         $     1,014
                                                                                 ===========         ===========
Supplemental cash flow disclosure:
      Interest paid......................................................        $         7         $         7
      Income taxes paid, net.............................................                 27                  75
      Fixed assets financed through capital
      lease obligations..................................................                 --                  86

See notes to unaudited condensed financial statements.

MARKET SOLUTIONS LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 1999 AND 1998 (unaudited)
--------------------------------------------------------------------------------

1.     BASIS OF PRESENTATION:

The accompanying unaudited condensed financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 8-K and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the financial statements for the year ended July 31, 1999 and 1998 and notes thereto included herein.

The functional currency of Market Solutions is British Pounds Sterling. The accompanying financial statements have been converted into U.S. Dollars using the month end rate for the Balance Sheet and the average rate for the Statement of Operations. There were no accounting differences resulting from the statements as presented in U.S. gennerally accepted accounting principles versus the historical statements as presented under U.K. generally accepted accounting principles.

2.     SUBSEQUENT EVENT

On October 1, 1999, Onyx Software Corporation acquired Market Solutions Limited, a corporation formed under the laws of England, pursuant to a Sale and Purchase Agreement dated as of October 1, 1999, by and among Onyx and the shareholders of Market Solutions. Market Solutions, a privately held company established in 1989, is a leading provider of Web-based customer relationship management ("CRM") systems in the United Kingdom.

Under the terms and conditions of the Sale and Purchase Agreement, at closing, Onyx paid $5 million in cash and issued approximately $1 million (66,024 shares) of common stock in exchange for all the outstanding capital stock of Market Solutions. Onyx is also obligated to issue up to an additional $3.6 million in common stock on October 1, 2000 and up to an additional $4.32 million in common stock on October 1, 2001, depending on Market Solutions' attainment of certain revenue and profitability targets in each of the next two years. These shares of Onyx common stock will be valued based on the trading prices of Onyx common stock on the Nasdaq National Market on the three trading days immediately prior to issuance. Onyx will account for the transaction using the purchase method of accounting.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed consolidated financial statements give effect to the Market Solutions Acquisition. The Market Solutions Acquisition was accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Market Solutions have been combined with the recorded values of the assets and liabilities of Onyx Software in the unaudited pro forma combined condensed consolidated financial statements.

     The unaudited pro forma combined condensed consolidated balance sheet has been prepared to reflect the Market Solutions Acquisition as if it occurred on September 30, 1999. The unaudited pro forma combined condensed consolidated statements of operations reflect the results of operations of Onyx Software and Market Solutions for the year ended December 31, 1998 and the nine months ended September 30, 1999 as if the Market Solutions Acquisition occurred on January 1, 1998.

     We have allocated the estimated purchase costs of the acquisition on a preliminary basis to assets and liabilities based on Onyx management's estimate of fair value with excess costs over net assets being allocated to goodwill. The allocation is subject to changes when Onyx makes a final determination of purchase costs and fair values of assets of Market Solutions. The effects of any changes could be material.

     The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Onyx Software and Market Solutions been a combined company during the specified periods.

            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                            ONYX            MARKET            PRO FORMA
                                                          SOFTWARE        SOLUTIONS          ADJUSTMENTS         PRO FORMA
                                                          ---------       ----------       ---------------       ----------
                     ASSETS
Current Assets:
  Cash..................................................   $ 8,275           $  120        $  (5,000)(a)           $ 3,395
  Marketable securities.................................    23,879               --               --                23,879
  Accounts receivable...................................    18,005              610               --                18,615
  Prepaid expenses and other............................     1,713                5               --                 1,718
                                                           -------           ------        ---------               -------
          Total current assets..........................    51,872              735           (5,000)               47,607

Fixed assets, net.......................................     7,690              292               --                 7,982
Marketable securities...................................     1,006               --               --                 1,006
Purchased technology, goodwill other intangibles, net        3,950               --            8,424(c)             12,374
Other assets............................................       899               --               --                   899
                                                           -------           ------        ---------               -------
          Total assets..................................   $65,417           $1,027        $   3,424               $69,868
                                                           =======           ======        =========               =======
      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable......................................   $ 1,957           $  438        $      --               $ 2,395
  Salary and benefits payable...........................     2,366              110               --                 2,476
  Accrued liabilities...................................     1,473              208            1,500(a)              3,181
  Income taxes payable..................................       446               --               --                   446
  Current portion of lease obligations..................       135               47               --                   182
  Current portion of long-term debt.....................        37              250               --                   287
  Deferred revenue......................................     9,634              878               --                10,512
                                                           -------           ------        ---------               -------
          Total current liabilities.....................    16,048            1,931            1,500                19,479

Long-term portion of capital lease obligation...........        97               20               --                   117
Long-term portion of debt...............................        63               --               --                    63

Stockholders' Equity:
  Preferred stock, common stock and additional paid-in
     capital............................................    59,441               18              982(a),(b)         60,441
  Note receivable from officer..........................      (212)              --               --                  (212)
  Deferred compensation.................................    (1,059)              --               --                (1,059)
  Accumulated other comprehensive loss..................      (139)              --               --                  (139)
  Accumulated deficit...................................    (8,822)            (942)             942(b)             (8,822)
                                                           -------           ------        ---------               -------
          Total stockholders' equity....................    49,209             (924)           1,924                50,209
                                                           -------           ------        ---------               -------
               Total liabilities and stockholders'
                  equity................................   $65,417           $1,027        $   3,424               $69,868
                                                           =======           ======        =========               =======



                            See accompanying notes.

The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Onyx Software and Market Solutions been a combined company during the specified periods. The unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 1998, included in our prospectus, dated February 11, 1999, filed with the Securities and Exchange Commission in connection with our initial public offering and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 and the Company's Current Report on Form 8-K filed October 15, 1999.


   PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                            ONYX       MARKET     PRO FORMA
                                                          SOFTWARE   SOLUTIONS   ADJUSTMENTS      PRO FORMA
                                                          --------   ---------   -----------      ---------
Revenues:
License.........................................           $22,811      $ 1,494    $      --          $24,305
Service.........................................            12,299        4,231           --           16,530
                                                           -------      -------    ---------          -------
                                                            35,110        5,725                        40,835

Cost of revenues:
License.........................................             1,127          318           --            1,445
Service.........................................             7,927        2,580           --           10,507
                                                           -------      -------    ---------          -------
                                                             9,054        2,898                        11,952

Gross profit....................................            26,056        2,827                        28,883


Operating expenses:
 Sales and marketing............................            19,656          844           --           20,500
 Research development...........................             8,847        1,007           --            9,854
 General and administrative.....................             4,136          492           --            4,628
 Merger and acquisition related costs...........               117           --        2,101(d)         2,218
                                                           -------      -------    ---------          -------
  Total operating expenses......................            32,756        2,343        2,101           37,200

Loss from operations............................            (6,700)         484       (2,101)          (8,317)

Interest income, net............................                61           25           --               86
                                                           -------      -------    ---------          -------
Loss before income taxes........................            (6,639)         509       (2,101)          (8,231)
Income tax provision............................               340           66                           406
                                                           -------      -------    ---------          -------
Net loss........................................            (6,979)         443       (2,101)          (8,637)
Preferred stock accretion.......................            (1,215)                                    (1,215)
                                                           -------      -------    ---------          -------
Loss to common shareholders.....................           $(8,194)     $   443    $  (2,101)         $(9,852)
                                                           =======      =======    =========          =======

Pro forma basic and diluted loss per share......           $ (0.99)                                   $ (1.18)
Combined pro forma basic and diluted loss per
share ..........................................           $ (0.59)                                   $ (0.73)

Shares used in computation of basic and
 diluted loss per share ........................             8,287                        66 (a)        8,353

Shares used in computation of combined pro form
 basic and diluted loss per share ..............            11,821                        66 (a)       11,887

                              See accompanying notes.

       PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                       ONYX       MARKET       PRO FORMA
                                                     SOFTWARE   SOLUTIONS     ADJUSTMENTS       PRO FORMA
                                                     --------   ---------     -----------       ---------
Revenues:
License...........................................   $ 25,238   $     211     $        --       $  25,449
Service...........................................     15,016       2,436              --          17,452
                                                     --------   ---------     -----------       ---------
                                                       40,254       2,647                          42,901

Cost of revenues:
License...........................................      1,488         103              --           1,591
Service...........................................      7,558       1,522              --           9,080
                                                     --------   ---------     -----------       ---------
                                                        9,046       1,625                          10,671

Gross profit......................................     31,208       1,022                          32,230

Operating expenses:
 Sales and marketing..............................     20,322         680              --          21,002
 Research development.............................      7,760       1,664              --           9,424
 General and administrative.......................      4,184         338              --           4,522
 Merger and acquisition related costs.............        770          --           1,576(d)        2,346
                                                     --------   ---------     -----------       ---------
  Total operating expenses........................     33,036       2,682           1,576          37,294

Loss from operations..............................     (1,828)     (1,660)         (1,576)         (5,064)

Interest income, net..............................        942          (2)             --             940
                                                     --------   ---------     -----------       ---------
Loss before income taxes..........................       (886)     (1,662)         (1,576)         (4,124)
Income tax provision (benefit)....................        315         (70)                            245
                                                     --------   ---------     -----------       ---------
Net loss..........................................     (1,201)     (1,592)         (1,576)         (4,369)
Preferred stock accretion.........................     (1,442)                                     (1,442)
                                                     --------   ---------     -----------       ---------
Loss to common shareholders.......................   $ (2,643)  $  (1,592)    $    (1,576)      $  (5,811)
                                                     ========   =========     ===========       =========

Pro forma basic and diluted loss per share........   $  (0.18)                                  $   (0.39)
Combined pro forma basic and diluted loss per
share.............................................   $  (0.08)                                  $   (0.28)

Shares used in computation of basic and
 diluted loss per share ..........................     14,832                          66 (d)      14,898

Shares used in computation of combined pro forma
 basic and diluted loss per share ................     15,376                          66 (d)      15,442

                            See accompanying notes.

    NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

BASIS OF PRESENTATION

  The pro forma combined condensed Consolidated financial statements reflect the payment of $5 million in cash and the issuance of approximately 66,024 shares of Onyx Software common stock, par value $.01 per share, in connection with the acquisition of Market Solutions. The Market Solutions Acquisition was accounted for under the purchase method of accounting in accordance with APB Opinion No.
16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Market Solutions have been combined with the recorded values of the assets and liabilities of Onyx Software in the unaudited pro forma combined condensed consolidated financial statements.


PRO FORMA ADJUSTMENTS

a. To reflect the issuance of approximately 66,024 shares of Onyx Software Common Stock and a $5 million cash payment in connection with the Market Solutions Acquisition for an aggregate purchase price of approximately $7.5 million, including approximately $1.5 million of transaction costs.

     The accompanying financial statements do not include subsequent adjustments to purchase price for the contingent consideration related to future operating performance measures of Market Solutions, principally revenue and operating income targets. Should the targets be met in the future, additional equity consideration of up to $7.92 million will be paid and capitalized as part of the purchase price.

b.   To eliminate the net equity of Market Solutions.

c. To record the excess of the purchase price over the fair value of assets and liabilities acquired in connection with the Market
     Solutions Acquisition. An independent valuation and allocation of the purchase price is currently in progress and will be completed by year-end. However, management has estimated the fair values of the tangible assets, intangible assets and technology for purposes of allocating the purchase price and providing the required pro forma disclosures. The book value of tangible assets and liabilities acquired are assumed to approximate fair value. The goodwill and substantially all other purchased intangible assets will be amortized on a straight-line basis over approximately three to five years.

d. Pro forma adjustments have been made to the historical statements operations to reflect the amortization of goodwill and other intangibles generated in the acquisition using the straight-line method over three to five years.

PRO FORMA NET LOSS PER SHARE

   Basic pro forma net loss per share is computed using the weighted average number of Onyx Software common shares outstanding during the period plus shares of Onyx Software Common Stock issued in connection with the Market Solutions Acquisition. Diluted pro forma net loss per share is computed using the weighted average number of common and common equivalent shares outstanding during the period plus shares of Onyx Software Common Stock and common equivalent shares assumed in connection with the Market Solutions Acquisition. Common equivalent shares are excluded from the computation if their effect is antidilutive. Onyx Software Common Stock issued in connection with the Market Solutions Acquisition is assumed outstanding at the beginning of the period.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

   There were no material adjustments required to conform the accounting policies of Onyx Software and Market Solutions. Certain amounts have been reclassified to conform to Onyx Software's financial statement presentation. There have been no significant intercompany transactions.

                                       SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ONYX SOFTWARE CORPORATION


Dated:  December 14, 1999              By    /s/ Sarwat H. Ramadan
                                          -----------------------------------
                                       Sarwat H. Ramadan
                                       Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

                                 EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------
2.1                 Sale and Purchase Agreement dated as of October 1, 1999, by and among Onyx Software Corporation and the shareholders of Market Solutions Limited (incorporated by reference to exhibit 2.1 to the registrant's Current Report on Form 8-K
                    (file no. 0-68559) filed on October 15, 1999).

10.1 Amended and Restated Investors' Rights Agreement, dated as of December 14, 1998, by and among the registrant, Foundation Capital, L.P., Foundation Capital Entrepeneurs Fund, L.L.C., TCV II, V.O.F., Technology Crossover Ventures II, L.P., TCV II (Q), L.P., TCV II Strategic Partners, L.P., Technology Crossover Ventures II, C.V., Hillman/Dover Limited Partnership, Brent Frei, Brian Janssen, Todd Stevenson, Mary Forler, Ronald Frei, Glenda Frei, Barbara Stevenson, Leon Stevenson, Michael Racine, Mary Winifred Racine, Bettie Ruzicka, Larry L. Ruzicka, Colleen Chmelik, James Chmelik, J. Michael Ellis and Barbara S. Ellis (incorporated by reference to exhibit 10.1 to the registrant's Registration Statement on Form S-1 (file no. 333-68559), filed on January 21, 1999).

23.1                Consent of Feltons Chartered Accountants, Independent
                    Auditors